UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2012

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33957	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA		01746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 893-8999

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2012, Harvard Bioscience, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following proposals: (i) the election of three Class III Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2015 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal, (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and (iii) the approval, by a non-binding advisory vote, of the compensation of the Company’s named executive officers. The voting results are reported below.

Proposal 1 - Election of Directors

Chane Graziano, Earl R. Lewis and George Uveges were elected as Class III Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2015 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal. The results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Chane Graziano	17,252,488	1,883,225	4,752,056
Earl R. Lewis	17,069,704	2,066,009	4,752,056
George Uveges	18,647,681	488,032	4,752,056

Proposal 2 - Ratification of the Appointment of KPMG LLP

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified. The results of the ratification were as follows:

Votes For	Votes Against	Votes Abstained
23,839,888	42,283	5,598

Proposal 3 – Approval, by Non-Binding Advisory Vote, of the Compensation of the Named Executive Officers

The compensation of the Company’s named executive officers was approved, by a non-binding advisory vote, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
17,420,867	1,692,428	22,418	4,752,056

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.
(Registrant)

May 25, 2012	/s/ THOMAS MCNAUGHTON
(Date)	Thomas McNaughton Chief Financial Officer & Principal Accounting Officer